Exhibit 21.1

                 Subsidiaries of the registrant

Subsidiary                                   Jurisdiction
---------------------------------------------------------------------

SDC Prague, s.r.o.                           The Czech Republic

Tatra a.s.                                   The Czech Republic

CENTRUM PODNIKAN A ROZVOJE, s.r.o.           The Czech Republic

SKODA  TATRA Forwarding, a.s.                The Czech Republic

Regionaini muzeum v. Koprivnice, o.p.s.      The Czech Republic

Horsky hotel TATRA, s.r.o.                   The Czech Republic

TATRA Slovensko, spol, s.r.o.                The Czech Republic

TATRAXERVIS Tjumen                           Russia

TATRA UDYOG LIMITED                          India

SHT Novy  Jicin a.s. (in bankruptcy)         The Czech Republic

SHT DIZ s.r.o. Koprivnice (in bankruptcy)    The Czech Republic
TATRA  ND  spol s.r.o. Koprivnice

  (in liquidation)                           The Czech Republic

TATRA  Pribor, a.s. (in bankruptcy)          The Czech Republic